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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]
                                                                     Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 4 to the Reg-istration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-78960) of our report dated September 29, 1995 on our audit of the financial statements and financial highlights of Matthews International Funds. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Auditors."

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA 19103
December 28, 1995